Exhibit 99.2

INTERCEPT INC.
CONFERENCE CALL FOR JANUARY 10, 2003 @ 8:30 A.M. EST
CHAIR PERSON: JOHN COLLINS
EMAIL TRANSCRIPTION TO: carole.collins@intercept.net

Operator:
Please stand by; your meeting is about to begin, and please be advised that this conference call is being recorded.

Good morning and welcome to the “InterCept Inc. Conference Call” for January 10, 2003. Your host for today’s call will be John Collins. Ms Collins, please go ahead.

Carole Collins:
Thank you Michele. Good morning. The remarks by our management on this conference may contain forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates, and projections about InterCept and our industry. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of InterCept’s control that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include; whether we can continue to sustain our current internal growth rate or our total growth rate; successfully close and integrate recent acquisitions of assets, and businesses, and other operations we may acquire; continue to provide enhanced and new products and services that appeal to our financial institutions and merchant customers; continue to have access to the debt and equity capital we need to sustain our growth and achieve our sales objectives. Other risks include the possibility that credit card companies may fine us for excessive credit card charge backs or other issues arising out of our merchant services operations; the possibility that the termination of customers or other changes in our merchant services business could effect its value and result in the impairment of the asset or other intangible assets, which would require us to record an impairment charge in our statement of operations in the stock price volatility associated with small-cap companies. These and various other factors are discussed in detail in the section in our most recent quarterly report on form 10-Q entitled “Managements

Discussion and Analysis of Financial Conditions and Results of Operations Disclosure Regarding Forward-Looking Statements.” I’ll now turn the call over to John Collins.

John Collins:
Thank you Carole. Good morning and thank you for joining us. I’m going to keep my comments relatively brief. I do have a few comments before we really start the questions. I want to explain, actually the purpose of the call as well, normally in a call like this, Scott Meyerhoff whose with me here, and by the way Lynn Boggs, the President and COO is also with me, would go through a financial report but I want to make sure that everybody understands the purpose of this call. The press release or the so-called “pre- release” pretty much says what we know at this point. This is early, and still early in January, we don’t have all the information that we need, the numbers are unauditted, so, on this call, we do not plan to respond to a large number of financially oriented questions. I don’t think we’re prepared to give those answers until we understand all the numbers thoroughly. The purpose of this call is more to talk about the business, which I want to do for just a few minutes and talk about how I feel about the strength of our business. And then we are going to take questions and we’ll try to respond to those questions the best we can but I will ask you in advance to try to limit your financial questions as much as possible and you may hear that we’re not, you may hear the answer that we’re not going to discuss that right now, many times if you ask a lot of very pointed financial questions. We’re just not prepared to talk about that.

As it relates to the business, and it is, the thing that I want to discuss, I want to talk just a little bit about how we feel about the business and the company in general, and where we believe we’re going. The outsourcing part of our business is still very strong. We’ve had a relatively good quarter. I won’t comment, since all the numbers aren’t in, I won’t comment exactly as how it might compare to other quarters, but we know that we had a reasonably good quarter on the sale of outsourcing. The one-time sales was low as we expected, maybe even a little lower than we expected. And we’ve talked about that previously that one-time sales had slowed and decisions were being made slower. But the outsourcing part of our business has not slowed very much. We still are doing very well in that. As a matter of fact, I think that the, by moving in to a larger bank or some larger banks, it’s given us even more opportunity to present to more banks of larger size. So I think that, we believe here that we have a tremendous future still in the outsourcing part of the business and I expect it to continue to get strong. That’s my feelings. I’m certainly embarrassed about even having to have this call, and actually, vacillated quite a bit on whether or not to have a conference call that went with this press release because there’s very little to say about the numbers. The reason that I wanted the conference call is to make sure that everybody did understand our business and the fact that it is still strong in the outsourcing and the core business is still very strong. We had some issues with merchant processing, more specifically iBill. So I want to spend a few minutes talking about the merchant processing.

We said early on that when we acquired EPX and iBill that we had already been in the merchant processing business through operations in Nashville and we felt like that we needed to expand that business, and we need to expand it to banks. We were even asked questions about iBill in the adult entertainment side, and as I recall, you know, my comments were that they did have adult entertainment but that would not be our focus or our future, that our focus would continue to be banks and bank outsourcing and doing things for banks and their backroom. That has not changed. We still feel like that is the future of our business and the merchant business. We’ve announced earlier - don’t recall the day - that we had brought John Perry on to head up those merchant services. John Perry has a tremendous reputation in the business; he’s well respected by a lot of folks. Not only did we check him out, but I’ve heard a lot of good things about him even since he came on board here. We’ve gotten a lot of positive comments. He knows the business, he understands the business thoroughly. When he went to Nova, they were doing business with about 200 banks. During his tenure at Nova as the, and I believe he was President and COO Somebody help me, is that correct? Lynn?

(Lynn Boggs):
Yes sir.

John Collins:
He moved that from 200 to about 1,800 banks. So we know the man has the ability to do this. And we feel like that we’ll be able to continue with the merchant processing just as we’ve always planned. Certainly, there’s some issues with iBill. There’s compliance issues because of, and primarily because of some of the adult entertainment. We plan to clean those compliance issues up. That’s - it’s never our intent to do business any way other than the correct way. Because we’re now termed as a IPSP, the new rules created as it relates to that type of business - some people call that an aggregator, but an IPSP is something that pulls merchants together under one roof - and because of that, you know, there may be other compliance issues; there may be underwriting issues. Certainly one of the things that we think John Perry can help with is how to address all the underwriting issues, and how to make sure that we’re in compliance with all card association rules. Because our plan is to be in compliance with all card association rules, that’s the only way we’ll operate this business. But we still feel that it has a tremendous future. We’ve added, we’ve added several people along the merchant services side of the business, and several strong people. And we believe that that will enhance our ability to continue to grow it.

I also want to really emphasize the fact that the price of the stock does not necessarily reflect the strength of an organization directly. We’re still the strong organization, we still have strong earnings, we still have, you know, we’re strong financially, we feel that we can continue to grow this company and continue to do the right things in this company to grow it and make it a good sound company that’s a player in this industry. We - because of the - we’ve always stated that, having built the infrastructure, we can add revenue to this business, and have a lot go the bottom line. We’re conversely - when you have poor transaction performance, we still have that infrastructure so it comes off the bottom line, if the transaction performance is down. So that occurred in the fourth quarter, it was totally unexpected. I think it was unexpected for the retail world as well. The performance of transactions overall wasn’t what everybody expected them to be late in the year. But it doesn’t reflect on the stability of the company. And in fact - we would expect it - the transactions will come back. I don’t believe anybody in the world expects that transactions of all types, checks, debit, credit, are going to continue to go down. I’d be shocked if anybody believed that. So we expect that transactions certainly will rebound and will continue to have that growth that we’ve experienced in the past. And many of our products are still growing, and growing from a number of institutions. So, we would expect that transactions would recover.

With that, I’ll open it up for questions. And again, I respectfully request that you try not to get into the financials too much because we’re not prepared to do that. And this is not what this call is about. It’s to actually talk about the financials; they’re not all in. It takes a lot longer to put those numbers together. We understood that we would not make the number that we had anticipated, so we wanted to get that out and get it out immediately but we still aren’t prepared to discuss much detail of that. Is it Michele? Michele we’ll take questions now.

Operator:
Thank you. We will now begin the question and answer session. To place yourself into the question queue, please press *1 on your touch-tone phone. If you’re using a speakerphone, please pickup your handset and then press the *1. To withdraw your request, press *2. Please go ahead if you have any questions.

Thank you. Our first question comes from Jeff Baker. Please go ahead.

Jeff Baker:
Hey guys. Can you, John, explain in the press release the point about iBill having to incur costs to move to a third party processor off of EPX? And, you know, explain why EPX wasn’t able to handle that processing.

John Collins:
I’ll do my best Jeff. By the way EPX could handle the processing, that was not so much the issue. I’m going to give you; well I’ll do my best to explain it. We intended to move the business to EPX originally, and we had stated that, and we did that. We did that integration; we moved it over to EPX. That was a good thing. Processing went very well - it was more cost effective, involved quite a bit of money actually - and then savings, as it related to our, being our own processor. But the processor requires financial institutions support for settlement. And please don’t ask me to go into the details of how all of it works, as you know, I’m not the technologist and can’t explain it in full detail but it does require sponsors from bank members of the credit card associations. Our sponsor that we had moved to, well when iBill was on FDR, the sponsor was in fact FDR’s bank. So you might say the processor and the sponsor was one - at least one company. When we moved, we had to get our own sponsor in order to move the business to EPX - we did that. Then during the time of - I think we moved around September 1 - during the next few months, once the credit card associations started announcing some of their new IPSP rules and various other things that occurred, we found out, actually very, very late in well, mid-November but very late as it related to the deadline of the rules, that our sponsor was no longer going to be in the business after February - that they had decided not to continue to sponsor processors through the credit card associations after February. Initially, our thoughts were that we would just stay on them until

February and we were already talking to other people to make the move sometime in the first of the year. But, once it became clear that some of the rules were implemented on November 15, those rules required registration of merchants. And once the registration of the merchant was paid on a particular processor, then it was going to be very expensive to re-register them on another sponsor - I said processor, I’m sorry. Once they were paid for one sponsor, it was going to be very expensive to re-register them on another sponsor so it really moved up the decision to find a new sponsor to really just a few days. And it left us in a situation where we had to make an immediate decision and we decided to go back to the FDR sponsor, or their bank, and I’m sorry, I don’t recall the name of their bank, First Financial Bank or something like that. That’s the explanation of the move and certainly our hope would be that one day we can be our own processor just as we intended for iBill in the beginning.

Jeff Baker:
So is... FDR now is doing the processing because they won’t sponsor you without your process, unless you get them the processing business, is that right?

John Collins:
That is correct.

Jeff Baker:
So, what is EPX doing today?

John Collins:
Well they’re doing a lot of other business. I mean, they’re doing the business that were doing to start with plus they are continuing, help me Lynn or Scott, they are continuing to do mainstream business out of iBill, but they’re not doing the adult.

Jeff Baker:
And FDR is doing the adult?

John Collins:
Correct.

Jeff Baker:
So that’s the only distinction here between the two?

John Collins:
Right.

Jeff Baker:
Okay.

John Collins:
Yes. That is correct.

Jeff Baker:
Okay. And then on the adult, obviously, it looks like a lot of purging occurred. So, how many more, I’ll call them speculative customers, could we see fall off in Q1 and what, I know you didn’t ask about financials, but, you know, what do you think further impact as given the fact that this falloff probably didn’t occur until, as you said, November/December timeframe, so we got some revenues in September that are, that won’t be there in the first quarter?

John Collins:
Jeff, I’ll only say that, and I know this is not what you want to hear, but it’s impossible to say. At the moment, I think that we’re in compliance with the association rules. And, you know, it really remains to be seen. There’s two issues, and I’ve stated both. There’s association rules, and then it’s our willingness to underwrite - both of those issues. So I think we’ll be reviewing underwriting criteria as well as making sure that we stay in compliance. Now, and understand that, some of these merchants that may be in compliance today may not be in compliance tomorrow. In which case, we’ll terminate their link because we intend to stay in compliance with association rules. And so it’s an unknown. And I’m sorry that it’s an unknown, but it is an unknown. Like I said, right this minute, I don’t anticipate a particular number that would be terminated. But we will terminate them, as we deem necessary to maintain a good underwriting standard and stay in compliance with association rules.

Jeff Baker:
But do you know approximately how many left here in the fourth quarter, out of how many you had going into the quarter?

John Collins:

No Jeff, I don’t know those numbers. You know, I do think that, the only thing that I could say to hope to try to give you any comfort is that we may still continue to terminate them, but we didn’t hire John Perry to terminate merchants. We hired him to grow this business. So we intend to use some of the infrastructure at iBill to grow mainstream business. And my hope and my aspirations would be that we can grow that at a pace to keep up with attrition but I can’t be sure of that.

Jeff Baker:
I’m going to ask one more question, and then I’ll get back in the queue. With that said, with John coming in, number one, how long do you think it will it will take him to turn the merchant business around, and what kind of charges can we expect - you get a lot of goodwill from these acquisitions, obviously related to these contracts - what kind of charges there and cost cutting measures can we expect to see coming out? Thanks.

John Collins:
I don’t know that we can anticipate any charges. If the business grows adequately, I don’t understand why there would even be a charge. But certainly I can’t speak to that, our numbers aren’t audited at this point and I can’t speak to what charges there might be. The business is still sound. We believe that John can continue to grow it as a business, continue to grow our overall merchant processing and the mainstream part of that, and the banking part of that. So, we don’t really, I don’t really know that there would be any charges. I certainly am not anticipating any, that doesn’t mean that there won’t be any. There was a second part of that question...

Jeff Baker:
How long do you think it will take John Perry to turn the merchant business around?

John Collins:
He’s only been with us for four days. So I think it’s going to be a few days before I could even answer that question, but I will say this: John went to Nova, and I think he was at Nova for two years, four years. And you can probably go back and look at the numbers there. That’s not to say that he can do the same thing here that he did at Nova, but one would assume that he knows how to operate this business, and I think we’ll get on track very quickly. He’s already presented a plan to us, and it looks like, basically a good plan for the merchant services business. And by the way, this isn’t just iBill in the sense that, this is merchant services and he’s put together an overall plan to grow InterCept’s merchants services business. And I believe that it will be a sound plan. I would be highly speculative to try to lay a date on when he might start growing that business. I’m sorry.

Jeff Baker:
Okay. Thanks.

Operator:
Thank you. Our next question comes from Art Bender, please go ahead.

Art Bender:
Thanks. I’ve got a couple of questions for Scott. In terms of the liquidity of the company, you had a couple of - I see - of debt lines due, one in December and one in November. The December one was about $18 million; the November one was about $10 million. Are of both of those been paid off?

Scott Meyerhoff:
Yes sir.

Art Bender:
Okay. And can you give us an...

Scott Meyerhoff:
Actually Art, the just, you know, the 18 million piece is a CD secured note. We still have the monies in CDs, some of which are bearing interest up to 5 and 5.1 percent. We thought it prudent that because we were still earning such good interest on it, that we had gone ahead, rather than paying it off in full, we had gone ahead and extended that. And as those CDs come in, it liquidates the note. We’ve probably got security of about 110 or 115 percent on that note. So as it goes, we’ll have additional cash flow into the business. The other component that was due was a $5 million bridge piece, that was extended again, but we’re not currently in it with any money at all. So, at this point in time, we don’t have anything outstanding on it.

Art Bender:
Okay. Can you give us a general idea of what your debt levels and cash balances were at the end of the quarter?

Scott Meyerhoff:
We hadn’t gone ahead and got into that other than to say, we’re, you know, well within the limits of our note facilities.

Art Bender:
Okay. And looking at the existing credit lines you have with Wachovia as well as the one that you’re in negotiations with, can you give us an idea of whether or not your new anticipated levels of EBITDA are in any way in violation of debts covenants.

Scott Meyerhoff:
We had done a review of our debt covenants, in fact yesterday. We are, based on our review; it’s our belief we are not in default on any covenants whatsoever in any way, shape, or form and had had contacts with our lenders to reassure them. So at this point in time, I don’t believe we have any issue with our lenders. These are on a compliance certificate standpoint or a conversational standpoint.

Art Bender:
You’ve confirmed with your lenders that you’re not violation of your debt covenant?

Scott Meyerhoff:
We have gone ahead and reviewed the credit, reviewed the covenant and we do not believe we are in any covenant compliance issue whatsoever.

Art Bender:
Can you give us an idea of what level of EBITDA you’d have to earn in order to be in violation of those debt covenants?

Scott Meyerhoff:
There’s a three to one ratio that would put us in some sort of default, which would, I guess, require that our EBITDA would have to be under, you know, $15 million or so for us to be in any sort of default.

Art Bender:
Okay. And then...

Scott Meyerhoff:
That’s... And the other thing is, all of our covenants are based on a trailing 12-month EBITDA. So, you know, any issue that we would have would take, even if we went to zero, would take quarters to go ahead and get through. Now, I’m not reporting that we would go to zero, but I’m giving you kind of a, you know, if the world falls apart scenario, nothing’s there, there is no issue in our mind relative to compliance.

Art Bender:
Okay. If you assume for a second that iBill, the business model at iBill no longer worked, and that you didn’t have any revenues from iBill on an ongoing basis, can you give us an idea of how much merchant processing revenue you’d have at that point?

Scott Meyerhoff:
Can’t do that at this point in time.

Art Bender:
Okay..

John Collins:
..a couple of things we’re not going to assume. At this point, we don’t want to make assumptions. I want, I tried to make it clear on the front end that we’re not prepared financially to go into a lot of detail. And we certainly don’t want to be making a lot of assumptions.

Art Berder:
Okay. Thank you.

John Collins:
Thank you.

Operator:
Thank you. Our next question comes from David Trossman, please go ahead.

David Trossman:
Thanks a lot. Can you just, the press release and your statements certainly sound like most of this is recurring in nature. I’m wondering if there’s anything in the fourth quarter guidance that would look very clearly like one-time hits whether it would be a fine, or retroactive move by the card association or anything like that?

John Collins:
Well, I’ll try to answer that question as best I can. I’m not sure I can answer it the way you ask it. We don’t know of any fines that we’re subject to at the moment and there weren’t any in the fourth quarter that have affected our numbers. As far as your observation of they seem to be recurring in nature, I would comment that, certainly a lot of our business is recurring in nature and when any volumes go down and we experience lower volumes in check, and debit, and credit, then that would appear that the recurring piece also went down, which it did. But I would point out that as they go up, then that piece will continue to go back up.

David Trossman:
Yes. Can you comment a little bit more on that lower transaction volume numbers, John? Is that lower than where you thought, or lower on a year-over-year basis?

John Collins:
Well it’s certainly lower than we expected. I think that this is not anything that is unique with us, I think that at least—I’m not quoting any numbers, I don’t know them - but I’ve read in the paper that the retail side of the world did not get the transactions that they expected, did not get retail sales that they expected in this Christmas season. Well, all of those retailers get paid by check, credit, or debit, or cash and we’re pretty much involved in all those transactions except the cash. So if retail’s down it stands to reason that we’re going to be down.

David Trossman:
Last question is, would you anticipate right now any significant organizational changes down in Florida?

John Collins:
I’m not able to discuss that right now on this call.

David Trossman:
Okay.

John Collins:

I’m sorry.

David Trossman:
Thank you.

Operator:
Thank you. Our next question comes from Charles Trafton, please go ahead.

Charles Trafton:
Hey. Thanks. Are the management teams from EPX and iBill still there?

John Collins:
Yes sir.

Charles Trafton:
And, do you have any covenants, Scott, related to your equity levels, such that, you don’t want to take a right down to the goodwill?

Scott Meyerhoff:
Well I guess, to your point of not wanting to, I mean, what we’ll do is, whatever the right thing to do is, and in consultation and review with whatever the underlying cash flows of the business that will either substantiate or not substantiate the assets we have on our books. As the covenants, you know, we don’t believe at this point in time, we have any issue with our debt covenants, as I said, we’ve done a review of them and, you know, that will bare out in the future. But we don’t expect to have any issues relative to our debt compliance.

Charles Trafton:
But do you have any covenants that would be affected if you were to take a right down or hit to goodwill or equity?

John Collins:
That requires... Excuse me, I’m going to interrupt and stop Scott just a minute.

Charles Trafton:
Sure.

John Collins:
It requires a lot of speculation on our part, what if’s and do we haves, certainly there are covenants in any document and if you want to paint a picture, ugly enough, then certainly we’ll reach a point where there are covenants. So, I do not want Scott, to play “what if”s...

Charles Trafton:
Okay, that’s fine.

John Collins:
...on the covenants. Certainly there’re covenants and I believe that’s a public document. Is that correct? They’re covenants in the document, anybody can read the covenants and you can speculate as you will on how we might achieve a point where we violated the covenants. But I think Scott has answered the questions to the extent that we’re not in violation of any covenants now, and it seems to be the focus, is a right down of an asset and that’s not an issue at this point either. And again, we could speculate on “might that ever happen”, but I’ve already said, our intent is to continue to grow this business, so that’s not to say that there wouldn’t be a right down, I can’t speak to that. But certainly, I intend to continue to grow this business and don’t understand why it wouldn’t be worth what it’s worth today.

Charles Trafton:
All right.

John Collins:
Do you have another question?

Charles Trafton:
Yes. Shifting gears then just to the base banking business. There have been a lot fewer denovo banks last year than there have been in a number of years. And this year, they might be down again. Are you, do you see that in your new sales in the bank processing area? And, has that affected your bank processing business in the last six months?

John Collins:
Actually, I’ll ask Lynn to, Lynn’s a little closer to the direct sales than I am. And I’ll ask him to respond to that. But even prior to his response, I’ve already commented that our sales on outsourcing were very strong for the year. All the numbers are not in so I’m not going to say it was better than some quarter, or worse than some quarter. But it was very strong, and a very good year for outsourcing. As it related to denovos, I’ll let Lynn comment on that.

Charles Trafton:
Okay.

Lynn Boggs:
Charles, I think actually in the denovo case, we’re still seeing a good number in the Southeast, which is obviously where our biggest base is. If you look, you asked about, in the last six months, if you look at, trying to break the business down in the first six months, and then a second six months, we actually have seen an increase in the number of core customers we signed in the second six months of the year. So, you know, even though we’ve actually seen less number of denovo’s formed, I can’t tell you that we’ve seen a decline in the number of banks we signed first half of last year versus the second half, we actually saw that number grow some.

Charles Trafton:
This may be hard for you to quantify, but I guess just maybe ask a general directional question, are denovo’s a significant source of your new clients, an insignificant source, very important? How important is that segment of the market to you?

Lynn Boggs:
They’re very important that we want to get every one of them that we can get.

Charles Trafton:
Right.

Lynn Boggs:
I think when you look at the revenue stream, obviously, a denovo bank starts with zero assets. Only the assets they raise in their stock offering, so it’s not the same as going out and signing a quarter of a million dollar bank.

Charles Trafton:
Okay.

Lynn Boggs:
But, you know, when we you start at a bank at zero, there’s a minimum amount they pay us, and typically, those banks, for some period of time, and I’m making an guestimate, but some period of time would probably be 12 to 18 months, they’re paying us a minimum amount that we established in the initial contract. So, you know, although they’re great to get and they’re very important, we think we do more than our fair share of denovo’s, that first period of time while they’re growing and go in the bank, we’re fixed at a number of revenue stream we have from them.

Charles Trafton:
Right.

John Collins:
And I would say, to add to Lynn’s comment, I would say that, at least my view, and my definition of significant, they’re not the most significant part of our growth revenue.

Lynn Boggs:
Absolutely.

Charles Trafton:
And last question, Scott, when you do goodwill reviews at the end of the year, as we now have to with the new goodwill rules, is it basically net present value calculation relative to the calculation you did when you put the goodwill on the balance sheet? Thanks.

Scott Meyerhoff:
Yes. Charles, what you have to do is take the cash flows from the organization, doing that present value and see if the cash flows substantiate the balance that you put on the books on the first day. I don’t think it necessarily correlates directly to how you put them on. But it really correlates to whether those cash flows derive from that specific identity, and you have to take it down to the lowest identifiable entity possible.

Charles Trafton:
All right. Got it. Thanks.

Scott Meyerhoff:
You’re welcome.

Operator:
Thank you. Our next question comes from Chris Rowen, please go ahead.

Chris Rower:
Can you tell me if there’ll be any impact to the, I think you guys were going after a $120 million or so credit line, what will be the impact to the timing and the size of that?

John Collins:
I don’t know that we know that, and I don’t know that we anticipate any. We’d not had extensive conversations as you might guess. This is We released this as quickly as possible and as soon as we understood it, so there will be questions still that remain open. But I don’t think that we anticipate that. Now, I’ll get back to my original point on, again, I don’t mean to make light of this, and I’m not trying to be coy, but price stock alone doesn’t necessarily reflect the strength of the company. And even though we may have missed this number, the overall revenue and earnings of the company for the year are not bad - they’re still very nice and should not impact things like that because that loan’s not based on how we’re doing on Wall Street, it’s based on how the company’s doing, and the company’s still doing very well.

Chris Rower:
Okay. And I realize you’re not in the mode to give numbers, but I think that, you know, the kind of the no-information case would be for people to set their number next year, straight lining what happened in the fourth quarter, which would be a $0.60 number. Do you think that is too harsh, or, you know, can you give us some kind of direction from that being the base, I mean, is that nowhere near where you think you’ll come out, or what do you think?

John Collins:
I apologize, I’m just not really able to answer that question. We’re just; we don’t even know what the fourth quarter numbers are exactly. So, everybody, if that’s what people do, they’ll just, I’m sorry, that’s what they’ll have to do. We can’t really address it right now.

Chris Rower:
Okay. Fair enough. And then my last question. So far, on iBill and EPX, can you give us an indication on how many banks and traditional customers you’ve signed up so far since you had them?

John Collins:
I really don’t know those numbers. I’m sorry, as you might, again, as you might expect, we’re not, I said I was embarrassed about this call, I’m not proud of our performance but I’m also not prepared with a lot of data. I don’t think that’s anything that we’ve actually nailed down at this point.

Chris Rower:
Okay. Fair enough. Thanks a lot.

Scott Meyerhoff:
Thank you.

Operator:
Thank you. Our next question comes from Eric Swergold, please go ahead.

Eric Swergold:
Hi. Eric Swergold, Gruber & McBaine. It seems to me like this is basically the second time you got bagged by the two acquisitions you announced last spring, the EPX and iBill. First time being when they lost a major customer right after you acquired them, and now, you’re finding that a number of their smaller customers transactions were not real. My question is, if you really did get bagged on these as it appears to me, why you just don’t write them off and get on with the core business, which, while it might not have been quite up to snuff, was just sensitive to the economy rather than a company specific mistake and then just kind of run the business from there, take your lumps and move on? Thanks.

John Collins:
Well... Thank you Eric for your comments and editorial. I might respond to that by saying that this is our core business, this is backroom processing for banks, banks do merchant processing. I’ve said all along that we want to operate for banks. We feel like this is an integral part of backroom for a financial institution. And by the way, we do credit unions, so I keep using the term banks, and I apologize for that. We also do credit unions. But it is intricate to their backroom and we will clean up the iBill business as it relates to that, but the merchant processing business is still something that’s important to a financial institution and we feel like that we have to provide services to financial institutions. So I don’t believe that’s the correct direction, that’s at least my belief. But thank you for your comments, and certainly we’ll give them consideration.

Eric Swergold:
Okay. Thank you.

Operator:
Thank you. Our next question comes from Scott Madison, please go ahead.

Scott Madison:
Yes. I was wondering, going forward or even right now, what percent of the business is from the adult entertainment industry?

John Collins:
I don’t know that we know that number or are prepared to discuss that in today’s call.

Scott Madison:
Okay. Thank you.

John Collins:
Thank you.

Operator:
Thank you. Our next question comes from Steven Laws, please go ahead.

Steven Laws:
Good morning. I guess one quick question. On the, stated earlier, John Perry had only been with the firm for four days. Any idea when he’ll be available to make comments on this space and kind of give his overview of where, you know, he sees the regulations in this industry moving, and what impact that will have on web merchants in general as well as your customer base.

John Collins:
No Scott, I don’t have any idea just yet.

I’m sorry. It’s Steven? His name is Steven, I’m sorry. I thought you were, I apologize.

Steven Laws:
No problem.

John Collins:
I’m old you know. Steven...

Lynn Boggs:
Steven, this is Lynn, if I may interrupt. I mean, John knows and you mentioned that John has only been on board for four days, he actually, for the first day is at iBill today, so that, it would be truer speculation on our part for him being there, probably starting his first meeting about 15 minutes ago, for us to sit and say that, you know, in four days, he’ll give us some kind of state of the union address - he - literally today is his first day at iBill.

John Collins:
I really just don’t think we can answer that. I mean, we can hem and haw, we can talk about it for another five minutes but I don’t believe we’re going to have an answer to that question.

Steven Laws:
Okay. And then I guess, one final question, I think Jeff mentioned it earlier, as far as the cost associated with the iBill business, is there any way you guys can give us a sense of, you know, even last quarter, what the fixed cost versus variable cost is in that business, any opportunity to say right size the business to the current revenue run rate without hindering the, you know, future growth of that organization? Or what kind of cost cuts could we see across that business?

John Collins:
I can’t answer the question specifically as it relates to those line items that you referred to. But the second part of your question was more philosophical, is there a way to, and I don’t know if you used the word “right size” or whatever, there’s always a way to either get the expenses in-line with revenue, or use those same expenses to create the right amount of revenue. Now, that’s a business philosophy, that’s not science necessarily we’re talking about. Of course, I believe that John Perry can do one of those two things but, I don’t know what those numbers are, I’m just talking about a business philosophy. I believe that he’s capable of either bringing in the revenue up in-line with the expenses, or bringing in the expenses down in-line with revenue, that’s what we all try to achieve everyday. So, since I believe in just core basic economics and business in general, I certainly, philosophically believe that can be done.

Steve Laws:
Great. Thanks.

John Collins:
Thank you.

Operator:
Thank you. Our next question comes from Barry McCarver, please go ahead.

Barry McCarver:
John, it’s a question for you, real quickly, kind of taking off with that last question. Tell us at least whether or not without getting specific into the numbers that, with the customer base you have right now and your merchant processing business, can be a profitable business in 2003?

John Collins:
Can it be a profitable business?

Barry McCarver:
Right.

John Collins:
Was that..? I’m sorry; I was having a hard time understanding the question..

Barry McCarver:
In 2003, with your current customer base in the merchant processing business, so whatever iBill has left, can that be a profitable business in 2003?

John Collins:
Well, in one respect, you’re asking for an assumption and I don’t like making those. But, yes, I believe that the current customer base can be a profitable business. Again, it goes back to the theory of what is the current customer base and what the expenses need to be to support that current customer base. I guess I’m from the old school, and I’m a believer in that almost any customer base can be profitable if you manage it right. I mean, as long as you don’t spend more than you make on that customer base, I have this theory that, you give me, you know, $20 million in revenue on a customer, and we can probably figure out how to service that customer and make money on it. But, you are basing this on assumption, but, so I’ll preface it with, I’m guessing, but certainly, I would guess that the customer base at iBill can be profitable.

Barry McCarver:
Okay.

John Collins:
Has been and probably will be.

Barry McCarver:
A question for Scott. Can you just real quickly, going back to the discussion on debt, can you run us through what your current debt is, the different lines and the amounts?

John Collins:
Again, the reason for the hesitation, I apologize, but I told Scott that we wouldn’t be discussing financial things here but I’m going to just assume that the debt...

Scott Meyerhoff:
As for the CD secured component, which is about, give or take $18 million, which is secured by about nearly $19 million in cash. We have about, between, $40 and $41 million of debt currently, which is down pretty good from the third quarter.

Barry McCarver:
Okay. Thank you.

Operator:
Thank you. Our next question comes from Garry Schnierow, please go ahead.

Garry Schneirow:
Hi. Good morning. There’s something earlier in the call that I was hoping to get clarified. You mentioned that iBill incurred cost, to transfer its processing from EPX as a third party. But then later you told David

Trossman that there weren’t really one-time charges. I assume that cost to transfer was a one-time charge?

John Collins:
No. Well first of all, I didn’t say that, I never really even talked about the cost of the transfer. Jeff Baker has asked me to explain how and why and I went through that dissertation, I don’t believe I talked about the cost of that. Secondly, when David asked about the one-time charges, we were talking more specifically about some one-time charges and I don’t believe that, that made reference to that. But to go ahead and try to respond to your question, I don’t think there were a lot of costs associated with the transfer, a one-time cost. There were some fees that would have been paid in the registration of the merchants that EPX would have made some money on that by moving them off of EPX during that registration process, we didn’t make the money but it was not a cost issue, it was a revenue or a lack thereof revenue side. I don’t believe that there were significant costs in the movement, so no, those would not have been one-time costs referred to.

Garry Schnierow:
Okay. And, can you just, it sounded like, I was hoping maybe you could just, ball park say, you know, in terms of the miss, it sounds like 90+ percent of the miss was due to merchant processing as opposed to the core business.

John Collins:
No. I was about to say before you even finished the question, I can almost assure you that I’m not going to ballpark. So, that preface pretty well threw it out, and I can’t anyway. I, no, I have no idea. The numbers aren’t done yet.

Garry Schnierow:
I guess last question, just looping back to the question about whether or not you’d have to write down the goodwill. How do you have so much confidence that you’re not going to write down the goodwill when you don’t know what the fourth quarter numbers are going to be? What about the business gives you that confidence?

John Collins:
I’m sorry that I led you to believe that I have confidence that we won’t have to write it down. I actually, what I said was we don’t know, and I fully intend to continue to grow the business. I don’t think that we can speak to a write down of the goodwill - that is completely unknown at this point. What I said, and what I tried to convey was that there is no indication at this particular moment, and if there were, then we would tell you so, we have no indication that we’re writing down the goodwill. I will work as diligently as I can to see to it that we continue to grow that business and that wouldn’t occur. But I didn’t imply, and I’m sorry if you heard that I had confidence that we wouldn’t write that down. I have no earthly idea if we will have to write it down or not.

Garry Schnierow:
Okay. Great. Thank you very much.

Lynn Boggs:
Garry, this is Lynn Boggs speaking. Contrary to that same thing, if we feel like we need to write it down, we will just write it down.

John Collins:
Absolutely.

Garry Schnierow:
Okay. Great. Thank you.

John Collins:
Thank you.

Operator:
Thank you. Our next question comes from Garry Prestopino, please go ahead.

Garry Prestopino:
Hey. Good morning. Hey, could you tell us exactly what you paid for iBill?

Scott Meyerhoff:
I believe the total was approximately $112 million.

Garry Prestopino:
112 million... Okay, and I went back on my notes and I looked and said iBill was about 90 percent adult entertainment, is that correct?

Scott Meyerhoff:

Ballpark.

John Collins:
I don’t really know.

Scott Meyerhoff:
Ball park, yes.

Garry Prestopino:
Ok. And these new credit card association rules, we didn’t go into that, but does that deal with fraudulent activities or to combat fraudulent activities in adult, in particularly adult entertainment and internet gambling?

John Collins:
I don’t believe so. I really can’t speak to the association rules as to what their intent is to deal with, but no, I don’t believe that...

Garry Prestopino:
But what were the rules then? What was the new credit cart association rule in mid-November? Is that what you talked about with the sponsor?

Scott Meyerhoff:
Yes Garry, that was the IPSP rules which, their thought process was that the merchants were not registered with the credit card associations, and this is my interpretation, not necessarily what the associations had in mind, but the way that they have explained it to me was they, by registering those merchants, know where they are and then they can’t go ahead and change or morph into something else - so that they can then track those merchants. So it’s better to analyze the compliance on a merchant level rather than in a portfolio level.

Garry Prestopino:
Now, given that, you know, some of these adult entertainment, customers are going away or gone, I mean, where can you take iBill now? I mean, it seems that EPX is more bricks and mortar, basically, probably a good business but this iBill is just, really, at this point, isn’t. I mean, what’s your plans going forward?

John Collins:
Well I don’t know that I necessarily agree with your assessment that iBill isn’t a brick and mortar. iBill is a sales organization. iBill is, what you want to sell, so why isn’t it brick and mortar.

Garry Prestopino:
I’m just going through my notes and it said mostly it was an Internet aggregator for processing.

John Collins:
Well, and it’s not, you have two aspects of Internet. I mean, there’s certainly Internet adult, and there’s Internet that’s not adult. Barnes & Noble has a big Internet presence. Amazon.com does and neither one of those are adult. So there’s plenty of Internet and there’s plenty of brick and mortar to go around and iBill is a sales organization.

Garry Prestopino:
Okay. All right. Thank you.

Operator:
Thanks. Your next question comes from Andrew Jeffrey, please go ahead.

Andrew Jeffrey:
Good morning gentlemen. The extent you believe that the merchant services business is integral for core to InterCept’s long-term growth prospects and indeed the have be, to try to turn that business around rather than cut your losses. Can you comment a little bit on whether or not your view of the, you know, the ultimate liability or the strategic rational for this business is undermined at all by no longer being able to route iBill transactions through EPX from the back end? Seems to me that was one of the major rational for taking those two acquisitions and in tandem in the first place.

John Collins:
Yes, you’re correct. That was certainly a factor in that acquisition and routing it through EPX. And as I stated early on in the conversation with Jeff’s question, I said that one day we would hope to re-route that back to EPX because it’s our own processor. And that’s not a secret, that’s something that we’d certainly like to do, don’t even mind discussing that with FDR. I don’t know when we would be able to do that but certainly that mainstream is still going through EPX out of iBill. If we continue to build the mainstream, then more of that will continue to go through EPX. And on that, we save money over using another processor. So, we’ll continue to do all of the things that we set out to do, obviously having to move the meat of the processing back to FDR, slow the process down a little bit, but we’ll continue to do all the things that we’re going to do in the beginning.

Andrew Jeffrey:
To the degree, you’re not able to realize that goal of re-routing iBill through EPX, does that change ultimately, you know, the economic proposition of being in this business?

John Collins:
I don’t know that I can answer that question right this minute. My view is that it doesn’t necessarily change, it certainly, it changes it a little bit but it doesn’t change it significantly nor does it change necessarily, what I would have done with it, it does change it slightly as far as that piece of the business being processed by EPX or being processed by EPX now.

Andrew Jeffrey:
Okay. Thanks.

John Collins:
You know, I might add that, when we first talked about this, I talked a lot about banks and about financial institutions and how we want to bring those in. And none of this changes that direction.

Next question please.

Operator:
Thank you. Our next question comes from David Trossman, please go ahead.

David Trossman:
I was just hoping I could ask you guys if you would be able to accelerate your year-end reporting process and maybe give us more details before, what I would normally expect to be in March?

John Collins:
Well David we’ll note your request.

David Trossman:
Thank you.

John Collins:
That’s the best I can do.

David Trossman:
All right. Thank you.

John Collins:
Thank you.

Michele?

Operator:
Thank you. Our next question comes from Jeff Baker, please go ahead.

Jeff Baker:
Hey. A couple of follow-ups guys. Scott, I know it’s public document information, if you can just remind us how much goodwill was put on the books from iBill and EPX?

Scott Meyerhoff:
Don’t remember the exact numbers but the majority of the iBill transaction was goodwill. So out of that $112 million, 90 percent plus is in the goodwill component. And of the EPX transaction, I imagine that it’s the majority of that was goodwill as well.

Jeff Baker:
Okay. And EPX, you paid 70 million for?

Scott Meyerhoff:
I believe the total worked out to be 64, 65 range.

Jeff Baker:
Okay.

Scott Meyerhoff:
1.3 million shares of InterCept common stock plus assumption of debt.

Jeff Baker:
Right. And then, John or Scott, can you give us an update since we’re having this forum, an update on the Sovereign Bank deal and if and when it was finalized?

John Collins:
I’m sorry, I don’t know that Jeff.

Scott Meyerhoff:
Lynn might be

Lynn Boggs:
Jeff, I think we’re still in the process of, because they’re so much information and so many branches and so much service work that has to be done on the contract, we’re in the process of still negotiating that contract. We’ve got a lot of detail behind us but we’ve still got a lot to do. And we still got a lot of things we’ve got to finalize as far as the service agreements and stuff to get it done. Along with the fact that as everybody’s aware, there’s other, you know, there’s two other major core providers that are in there with Sovereign negotiating at the same time. So there’s three of us in there doing it, trying to finalize agreements at the same time so it’s not a very quick process although I think both sides have worked extremely hard to get it completed, and we’re getting towards that real quickly.

Jeff Baker:
So what are the impacts, it sounds to me like you’re still negotiating pricing on the service levels. I mean, are those other merchants, or other core processors getting really tough on the pricing side?

John Collins:
I don’t, I think you might have misunderstood what Lynn was saying. It’s not anybody that we’re competing with in the negotiation process; they’re changing several things at the same time. So I think he was just talking about the process may be a little convoluted from the standpoint that a lot of people are dealing with them at the same moment. But, no, we’re not arguing over pricing and we’re not competing against anybody. The core processor that he was referring to is, as they announced, they were changing from Fiserv as a core processor to another vender, not us. So we’re not competing, they won’t be, they’re not looking at our pricing, comparing it to their new core processor. We’re their only item processor.

Jeff Baker:

But they’re leaving Fiserv as a core processor also?

John Collins:
Yes. That was their announcement but they’re not dealing with us on that contract. I think Lynn was just trying to convey to you that they announced, I think I’m correct...

John Collins and Lynn Boggs:
[INAUDIBLE]

Lynn Boggs:
...moving core, I believe core, EFT and items at the same time Jeff. And the problem is, obviously, there’s only so many lawyers, I guess, to go around. I’m glad to say, on both sides, even ourselves.

Jeff Baker:
Okay. And then, the last question. John, or Lynn, can you give us some trends on the financial services side at the end of December, realizing that, you know, the first part of December things were bad? But lets put December behind us, what do you hear in, heading into 2003 from in-house or at least bank spending because we’re hearing out in the industry and talking to banks that it looks like the purse strings may be loosening up a little bit and in-house may be getting a little bit of momentum. Can you comment?

John Collins:
Lynn, if you would, can you comment? I mean, I have some very generic comments but you know, you’re closer to it.

Lynn Boggs:
Jeff, we’re seeing the same things. When you look at the pipeline that we talked about even back as late as August of last year I guess when we had the second quarter conference call, we talked about people putting off decisions. We still, you know, going through the second half of last year come to December 30, that you asked, didn’t see or experience losing those customers. We saw them saying, we just want to get through this year, want to take care of our losses, our concerns about the economy, and we still got to make this decision and get it done. So I think, we feel very comfortable that the accounts that we’re working on going forward are going to make those decisions, and we feel good that we’re in the mix. But we haven’t lost them to somebody else at this point in time, which makes us feel a little bit better. We also, from a products stand point, which is the one-time sales, feel pretty good that that first quarter, just unloads on some of them, assuming we get them installed and assuming so many things that could happen, look pretty good for the first quarter.

Jeff Baker:
Okay. So it looks like they are making their decisions, and in fact, they are going to spend more, or at least spend in 2003?

Lynn Boggs:
We think so based on what we’re seeing so far.

Jeff Baker:
Okay. Great. Thank you.

John Collins:
Thank you.

Operator:
Thank you. Our next question comes from Steven Laws, please go ahead.

Steven Laws:
All my follow-up questions were answered. Thank you.

Operator:
Thank you. Our next question comes from Chris Rowen, please go ahead.

Chris Rowen:
I had a follow-up. Can you explain or help me out with why the mainstream customers from iBill were still able to go through EPX but the others weren’t?

John Collins:
Again, I’m not the technologist but I think that we do have, it’s a merchant identifier. They are high-risk merchants is what the card associations call them, and most of this revolved around high-risk merchants, is that correct Lynn?

Lynn Boggs:

Yes. Chris, there’s specific regulations, and I don’t get the specifics, but there’s certain percentages that a bank can handle in different types of businesses. For example, they can’t, if they’re a bank under a certain size, they can’t handle a certain percentage of high-risk business versus mainstream business. And the banks that we had on with EPX had already fallen into the categories that if we left that, we could not, that’s one of the issues, we could not take that high risk business to those banks for processing. We had to go to the bank who can handle a certain percentage.

John Collins:
It would exceed their percentage...

Lynn Boggs:
Correct.

John Collins:
...of high-risk business.

Chris Rower:
Okay. That helps a lot, thanks.

John Collins:
Thank you.

Operator:
Thank you. Once again, if there are any questions, please press *1 on your touch-tone phone.

Thank you. Mr. Collins, there are no questions at this time.

John Collins:
All right. Thank you very much. And for those of you that are still on the call, I apologize that we even had to have to this call. As I said, we’re not proud of this, we’re pretty much embarrassed about it, I don’t like these calls. I’d certainly like to think that I wouldn’t have to do many of them in my future. And hopefully, we won’t. Thank you very much for joining us and listening to us.

Operator:
Thank you. This concludes today’s conference call. Please disconnect your line and have a great day.